Exhibit 99.1

For more information
Investor Contact: Logan L. Bonacorsi
314-719-1755
llbonacorsi@olin.com

Media Contact: Theodore A. Zimmermann, Winchester
618-258-3451
tazimmermann@olin.com

News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105

Winchester Awarded U.S. Army Contract to
Manage and Operate Lake City Army Ammunition Plant

CLAYTON, Mo., September 27, 2019 -- Olin Corporation (NYSE: OLN) announced today that its ammunition division, Olin Winchester, LLC (“Winchester”), has been selected by the U.S. Army to operate and manage the Lake City Army Ammunition Plant in Independence, Missouri. Following a one-year transition period, Winchester will assume full operational control of the Lake City plant on October 1, 2020. The contract has an initial term of seven years and may be extended by the U.S. Army for up to three additional years.

“Winchester is honored to have been selected by the Army to operate, maintain and modernize this unique, strategic asset of the U.S. Government’s munitions industrial base,” said Brett Flaugher, President of Winchester. “Our team is fully prepared and 100% committed to the safe, reliable, and responsible operation of Lake City, in the best interest of and service to the U.S. Military.”

Winchester is one of the world’s most recognizable and respected brands. Currently in its 153rd year of operation and 89th year as part of Olin, Winchester is a premier developer and manufacturer of small-caliber ammunition for sale to domestic and international militaries, law enforcement agencies, and commercial distributors and retailers. Winchester has been providing ammunition to the U.S. Military since World War I and is currently the U.S. Army’s largest producer of small-caliber ammunition outside of the Lake City plant. Winchester’s manufacturing operations are located in East Alton, Illinois and Oxford, Mississippi, with an international distribution facility in Geelong, Victoria, Australia.

ABOUT LAKE CITY

The Lake City plant, which began production in 1941, provides small-caliber military ammunition for both training and combat purposes. Winchester previously operated the Lake City facility from 1985-2000. The plant, encompassing nearly 4,000 acres, also serves as a national and regional test center for ammunition performance and weapons firing.

For information regarding Winchester’s Lake City operations visit https://lakecity.winchester.com/.

COMPANY DESCRIPTION

Olin Corporation is a leading vertically-integrated global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition. The chemical products produced include chlorine and caustic soda, vinyls, epoxies, chlorinated organics, bleach and hydrochloric acid. Winchester’s principal manufacturing facilities produce and distribute sporting ammunition, law enforcement ammunition, reloading components, small-caliber military ammunition and components, and industrial cartridges.

Visit www.olin.com for more information on Olin.

FORWARD-LOOKING STATEMENTS
This communication includes forward-looking statements. These statements relate to analyses and other information that are based on management's beliefs, certain assumptions made by management, forecasts of future results, and current expectations, estimates and projections about the markets and economy in which we and our various segments operate. The statements contained in this communication that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words “anticipate,” “intend,” “may,” “expect,” “believe,” “should,” “plan,” “project,” “estimate,” “forecast,” “optimistic,” and variations of such words and similar expressions in this communication to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. The payment of cash dividends is subject to the discretion of our board of directors and will be determined in light of then-current conditions, including our earnings, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our board of directors. In the future, our board of directors may change our dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions.

The risks, uncertainties and assumptions involved in our forward-looking statements, many of which are discussed in more detail in our filings with the SEC, including without limitation the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018, include, but are not limited to, the following:

•
sensitivity to economic, business and market conditions in the United States and overseas, including economic instability or a downturn in the sectors served by us, such as ammunition, vinyls, urethanes, and pulp and paper, and the migration by United States customers to foreign locations;

•
the cyclical nature of our operating results, particularly declines in average selling prices in the chlor alkali industry and the supply/demand balance for our products, including the impact of excess industry capacity or an imbalance in demand for our chlor alkali products;

•	our reliance on a limited number of suppliers for specified feedstock and services and our reliance on third-party transportation;

•	higher-than-expected raw material, energy, transportation, and/or logistics costs;

•	failure to control costs or to achieve targeted cost reductions;

•	new regulations or public policy changes regarding the transportation of hazardous chemicals and the security of chemical manufacturing facilities;

•	the occurrence of unexpected manufacturing interruptions and outages, including those occurring as a result of labor disruptions and production hazards;

•	complications resulting from our multiple enterprise resource planning systems and the conversion to a new system;

•	changes in, or failure to comply with, legislation or government regulations or policies;

•	the failure or an interruption of our information technology systems;

•	economic and industry downturns that result in diminished product demand and excess manufacturing capacity in any of our segments and that, in many cases, result in lower selling prices and profits;

•	the effects of any declines in global equity markets on asset values and any declines in interest rates used to value the liabilities in our pension plan;

•	unexpected litigation outcomes;

•	adverse changes in international markets, including economic, political or regulatory changes;

•	weak industry conditions affecting our ability to comply with the financial maintenance covenants in our senior credit facility;

•	failure to attract, retain and motivate key employees;

•	our substantial amount of indebtedness and significant debt service obligations;

•	costs and other expenditures in excess of those projected for environmental investigation and remediation or other legal proceedings;

•	our long range plan assumptions not being realized causing a non-cash impairment charge of long-lived assets; and

•	adverse conditions in the credit and capital markets, limiting or preventing our ability to borrow or raise capital.

All of our forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements.

2019-19